Exhibit 10.1

                Valpey-Fisher Corporation Key Employee Bonus Plan
                              For fiscal year 2007

Purpose of Plan
To provide an incentive to those employees who have a major impact on the profitability of the company.

Eligibility
Must be a fulltime employee and be in continued employment of the Company for the entire fiscal year, unless a waiver of this provision is approved in advance of hiring by the Compensation Committee. In the event the Company is sold before the end of the year, the bonuses earned through the sale date would be prorated.

Participants
The plan participants will include the CEO and the Management Staff.

Bonus Pool
----------
The 2007 bonus pool is based on achieving certain pre-tax operating profit amounts before the bonus amount, other income/expense, extraordinary income/expense, and the effects of SFAS 123R ("adjusted operating profit") listed below:

                Adjusted Operating              Cumulative
                       Profit                  Bonus Amount
                ------------------            --------------
                   $   250,000                  $  37,500
                       750,000                    137,500
                     1,250,000                    262,500
                     1,750,000                    412,500
                     2,250,000                    587,500

For adjusted operating profit amounts between the listed amounts, the bonus amount will be prorated.

For adjusted operating profit in excess of $2,250,000, the Board of Directors will determine the bonus amount.

The Compensation Committee will recommend the bonus payout amount for the CEO to the Board of Directors for their approval. The CEO will decide the payout amount for the remaining participants.

The distribution of the bonus and % of individual participation will range from 0% to 100% of salary.

The bonus amount includes the profit sharing contribution for the year ended December 31, 2007 as determined by the Board of Directors.


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